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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
of Wells Fargo & Company

We consent to the incorporation by reference in the prospectus included in this Registration Statement on Form S-3 of Wells Fargo & Company, related to the Wells Fargo & Company Direct Purchase and Dividend Reinvestment Plan, of our report dated January 16, 2001 with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, which report is incorporated by reference in the December 31, 2000 Annual Report on Form 10-K of Wells Fargo & Company, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

San Francisco, California
April 11, 2001